Exhibit 16.1


SANFORD H. FEIBUSCH
CERTIFIED PUBLIC ACCOUNTANT

	                              9 Carpenter Court
                                 Monsey, New York 10952
                                           845-368-2397
                                       FAX 845-368-4110



May 28, 2003 (as amended June 4, 2003)


United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

          Re:  Lifen, Inc.
               File Number 0-31152


Dear Commissioners:

The undersigned, Sanford H. Feibusch, CPA, PC, previously acted as independent accountant to audit the financial statements of Lifen, Inc. Since my report dated February 5, 2003, through the period ended May 28, 2003, I have not acted as independent accountant, performed any services or provided any advice to the Company.

This letter will confirm that I have reviewed Item 4 of the Company's Form 8-K/A dated June 4, 2003 captioned "Changes in Registrant's Certifying Accountants", including the revised disclosure, and that I agree with the statements made therein as they relate to me through May 28, 2003.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.


Sincerely,

/s/ Sanford H. Feibusch

Sanford H. Feibusch, CPA, PC